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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8 - K
                                 Amendment No. 1

                          SENIOR CARE INDUSTRIES, INC.

           Nevada                                               68-0221599
           -------                                              -----------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                 410 Broadway, 2nd Floor, Laguna Beach, CA 92651
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

                        (949) 376-3125 (949) 376-9117 FAX
                           (ISSUER'S TELEPHONE NUMBER)

             SECURITIES REGISTERED UNDER SECTION 12 (b) OF THE ACT:

TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
                                        REGISTERED
---------------------------             ------------------------------

---------------------------             ------------------------------

             SECURITIES REGISTERED UNDER SECTION 12 (g) OF THE ACT:

                          Common Stock - .001 Par Value
                                (TITLE OF CLASS)

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FORWARD LOOKING STATEMENTS

Senior Care Industries, Inc., (Senior Care, or the Company) cautions readers that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be deemed to have been made in this Form 8-K or that are otherwise made by or on behalf of the Company. For this purpose, any statements contained in the Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as may, expect, believe, anticipate, intend, could, estimate, plans, or continue or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors that may affect the Company's results include, but are not limited to, the Company's limited operating history, its ability to produce additional products and services, its dependence on a limited number of customers and key personnel, its possible need for additional financing, its dependence on certain industries, and competition from its competitors. With respect to any forward- looking statements contained herein, the Company believes that it is subject to a number of risk factors, including a history of operating losses, the short time the Company has been in business, the need for increased revenues, the need for construction financing to build its development projects, the continual need for more capital, the ratio of assets to debt, factors beyond the Company's control, governmental regulation and environmental regulation, whether the company will be able to continue to find new projects to develop, competition in the industry, the volatility of trading in the over-the-counter market, the illiquidity of the company's stock, difficulty in raising capital for over-the-counter market companies, dependence of key personnel, the failure of the company to issue dividends, the fact that now restricted shares will be available to come into the market and dilute the market float in the future and the Company's concentration in the Southwest for its development projects making it vulnerable to local recession. The Company is also subject to other risks detailed herein or set forth from time to time in the Company's filings with the Securities and Exchange Commission.

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TABLE OF CONTENTS

Item 1.  Changes in Control of Registrant                                      4

Item 2.  Acquisition or Disposition of Assets                                  4

Item 3.  Bankruptcy or Receivership                                            6

Item 4.  Changes in Registrant's Certifying Accountant                         6

Item 5.  Other Events                                                          6

Item 6.  Resignation of Registant's Directors                                  6

Item 7.  Financial Statements and Exhibits                                     6

Item 8.  Change in Fiscal Year                                                 6

Item 9.  Change in Security Ratings                                            6

Signatures                                                                     7

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Item 1. Changes in Control of Registrant

No Changes to report.

Item 2. Acquisition or Disposition of Assets

On May 29, 2002, Senior Care entered into a stock purchase agreement for the transfer of all of the shares of Senior Care International to Gold Coast, a Mexican corporation. Neither Gold Coast nor any of its shareholders are related to Senior Care Industries. An 8-K report regarding this sale was originally filed on July 1, 2002. However, the contract between the parties was not attached to the report at that time because it had not been translated into English. The contacts are now attached as Exhibits 10i and 10ii, respectively.

Senior Care Industries had owned all of the stock in Senior Care International. It now has sold that stock to Gold Coast. Senior Care International holds and continues to hold all rights, title and interest in and to the following contracts for deed to properties in Mexico:

a) Contract for deed executed on April 30, 2001, between Senior Care International, S.A. de C.V. and Tri-National Holdings, S.A. de C.V. for plus 15 acres of the beach front property, known as Plaza Rosarito and 9 acres of developed property including approximately 170,000 square feet of existing commercial space known as the Plaza Sol, hereinafter referred to jointly as "Plaza Sol".

b) Contact for deed executed on April 30, 2001, between Senior Care International, S.A. de C.V. and Tri-National Portal, S.A. de C.V. for a 66 2/3rds interest in the Portal Del Mar, 112 unit 2 and 3 bedroom partially completed condominium development located on approximately 6 acres of land overlooking the Pacific Ocean in Baja California, Mexico, hereinafter referred to as "Portal Del Mar".

c) Contract for deed executed on April 30, 2001, between Senior Care International, S.A. de C.V. and Inmobilaria Plaza Baja California, S.A. de C.V. for approximately 16 acres of oceanfront land known as Plaza Resort hereinafter referred to as "Plaza Resort".

d) Contract for deed executed April 30, 2001, between Senior Care International, S.A. de C.V. and Planificacion y Desarolles Regional de Jatay, S.A. de C.V. for 650 acres of property known as the Hills of Bajamar hereinafter referred to as the "Hills of Bajamar".

The sale price was $70,229,055 U.S. payable in promissory notes which are due four years from the date of execution with interest at 6% per annum. The amounts payable under the promissory notes could be less depending upon circumstances which may occur in the future. The circumstances which could result in a reduced amount due are set forth in the contract which is attached as Exhibit 10ii.

For example, Gold Coast would be entitled to a reimbursement of any amounts paid for the contracts for deed and the cancellation of any related promissory notes and interest if the properties contained in such contracts cannot be developed due to development constraints.

Also, there is presently a lien on the Plaza Rosarito property owned by Tri-National Holdings which may not be a valid lien. If the lien is removed, the amount due under the terms of the promissory note relating to that contract for deed would be reduced by the amount of the lien which was removed.

Also, interest on the promissory notes could be forgiven in certain events such as, for example, in the event a particular property cannot be developed. In that event, not only would the principal payment be forgiven but also any accrued interest.

Finally, Senior Care has agreed to pay for any legal fees required to be paid in Mexico to obtain legal title to the properties represented by the contracts for deed.

There will be a 50-50 split of the profits from development between Senior Care Industries and Gold Coast if Gold Coast provides the funds or arranges the funds necessary to develop the properties. Senior Care Industries may also assist Gold Coast in providing the funds necessary to develop the properties and if Senior Care provides for or arranges for the necessary funding, then the profit split changes and Senior Care will realize up to 90% of the profits with Gold Coast receiving only 10%.


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There are risks associated with these transactions which could cause the promissory notes not to be paid timely or not paid at all. These risks are generally as follows:

1. Both Gold Coast and Senior Care will seek construction loans on these projects, there is no assurance that either of them will be able to obtain them and it may be a requirement that management of either Senior Care or Gold Coast give their personal guarantees for the construction loans. Management of either firm may not be willing to give personal guarantees and that could affect the ability to get these loans.

What follows is an update of the current status of each of the projects as of the date of this report and the corresponding risk factors as to each:

Plaza Rosarito - This is a partially completed shopping center which will require an expenditure of approximately $2,500,000 U.S. to complete it according to appraisal reports which Senior Care obtained in April of 2002.

Plaza Sol raw land - This is a parcel of raw land which faces the Pacific Ocean in the City of Rosarito Beach and is across the street from Plaza Rosarito. Plans for the development of this parcel will need to be completed and necessary permits obtained from governmental authority before the property can be developed. This could take a year or longer to complete this process according to professionals familiar with the area.

Plaza Resort - This is also raw land but is inside of the Bajamar Golf and Country Club which has already been developed. However, there are no completed plans for the development of this particular parcel and no permits from governmental authority.

Hills of Bajamar, 650 acres - This is also raw land and is part of a larger land development project across from the Bajamar Golf & Country Club. The acreage has never been divided into lots. There is no assurance that Gold Coast will be able to divide the acreage into lots or that it will be able to obtain government permission to subdivide the property.

Plaza Del Mar - This is a partially completed condominium project. There were estimates developed as to the cost of completion of this project. However, those estimates may be out of date and complete recalculations may need to be made. Also, it may be necessary to obtain new governmental approvals to complete the development beyond its current state and these required approvals could delay completion of this project.

Over the period of the next four years, management of Senior Care will, at least annually, evaluate the collectability of the promissory notes based upon their investigation of the status of the development of each project as of the end of each calendar year to determine whether there should be an impairment of the value of each promissory note.

The financial effect of this transaction was reported in the Quarterly Report filed by Senior Care on amended Form 10-QSB on August 26, 2002. The reader is specifically directed to Footnotes 4 and 5 in the Quarterly Report Form 10-QSB, as amended, filed on August 26, 2002. The Company reported a loss during the quarter of $163,000 as a result of this sale. It also reported that it had received promissory notes in Footnote 4 as follows:

Entity sold                                            Amount of Note
---------------------------------------------------------------------
Portal Del Mar - unfinished condominiums               $  6,000,000
Plaza Rosarito - unfinished shopping center and land     33,200,000
Plaza Resort - 16 acres of raw land                      16,079,000
Hills of Bajamar - 650 acres of raw land                 14,950,000
                                                       ------------
        Total:                                         $ 70,229,000
                                                       ============


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Additionally, when the Company sold its stock in Senior Care International, S.A.
de C.V. on May 29, 2002, and obtained promissory notes for that stock, it remained contingently obligated to pay certain debts which were owed by Senior Care International under the terms of the contracts for deed which Senior Care International had on the following listed properties. The amount of those obligations is set forth in the following table:

Plaza Rosarito
--------------
A lien on real property, interest-free, net of unamoritized discount of $2,975,000, estimated date of ultimate sale of the property and
payment of loan is April 30, 2006                      $  6,225,000

Hills of Baja Mar
-----------------
Obligation to bond holders of interest-free,
net of unamortized discount of $3,642,000,
estimated date of ultimate sale of the
property and payment of loan is April 30, 2006            7,620,000

Plaza Resort
-------------
Note Payable to a Mexican bank, interest-free, net of unamortized discount of $2,936,000, estimated date of ultimate sale of the
property and payment of loan is April 30, 2006            6,143,000

Portal Del Mar
--------------
Payable to original seller on completion of project, net of unamortized discount of $193,000, estimated date of ultimate sale of the property and payment of
loan is April 30, 2006; no due date                         407,000

Other unsecured acquisition note
with principal and accrued interest
due on April 29, 2004, as extended                          700,000
                                                      -------------
Total notes payable:                                   $ 21,095,000
                                                      =============

Item 3. Bankruptcy or receivership

Nothing to report

Item 4. Changes in Registrant's Certifying Accountant

Nothing to report

Item 5. Other Events

Item 6. Resignation of Registrant's Directors

Nothing to report.

Item 7a. Financial Statements

Nothing to report.


Item 7b. Exhibits

Exhibit 10i  Agreement for Purchase and Sale of Stock dated May 29, 2002

Exhibit 10ii Agreement for Development of Properties

Exhibit 13 Financial statements (incorporated by reference on Form 10-QSB, as amended, filed on August 26, 2002)

Item 8. Change in Fiscal Year

Nothing to report.

Item 9. Change in Security Rating

Nothing to report.

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SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Amended Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Senior Care Industries, Inc.
                                                   (Registrant)

Dated: September 16, 2002

/S/ Mervyn Phelan, Sr.
-----------------------------------
Mervyn Phelan, Sr.
Chief Executive Officer

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